MEGA MEDIA GROUP, INC. AND SUBSIDIARIES

FINANCIAL STATEMENTS

JANUARY 31, 2007

MEGA MEDIA GROUP, INC. AND SUBSIDIARIES

INDEX

KEMPISTY & COMPANY
CERTIFIED PUBLIC ACCOUNTANTS, P.C.

15 MAIDEN LANE - SUITE 1003 - NEW YORK, NY 10038 - TEL (212) 406-7272 - FAX (212) 513-1930

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
Mega Media Group, Inc and Subsidiaries

We have audited the accompanying consolidated balance sheet of Media Mega Group, Inc and Subsidiaries (the "Company") as of January 31, 2007 and 2006 and the related consolidated statements of operations, changes in stockholders' equity (deficit) and cash flows for each of the years in the two years then ended.  These consolidated financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required at this time, to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting.  Accordingly, we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Mega Media Group, Inc and Subsidiaries as of January 31, 2007 and 2006 and the results of its operations and cash flows for each of the years in the two years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company had a net loss of $3,276,221 an accumulated deficit of $6,146,720 and a working capital deficiency of $3,090,885.  These factors raise substantial doubt about its ability to continue as a going concern. Management’s plans concerning this matter are also described in Note 1. The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Kempisty & Company CPAs PA

Kempisty & Company
Certified Public Accountants PC
New York, New York
April 24, 2007

MEGA MEDIA GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
	January 31,
ASSETS	2007	2006
Current Assets
Cash	$37,444	$12,418
Accounts receivable, net (Note 3)	68,636	152,763
Prepaid Expenses	168,203	-
Total Current Assets	274,283	165,181

Fixed assets, net (Note 5)	559,097	465,590
Master records, net (Note 6)	306,676	128,621
Advances	20,000	-
Note Receivable-Gladiator (Note 4)	-	-
Deposits	225,486	183,486
Other	16,010	16,010

TOTAL ASSETS	$1,401,552	$958,888

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current Liabilities
Accounts payable	$394,870	$291,642
Sales tax payable	892	892
Payroll taxes payable	284,731	26,291
Accrued Offices' Compensation	379,829	-
Equipment loan - current portion (Note 10)	14,924	14,924
Equipment lease - current portion (Note 11)	19,440	-
Loans payable (Note 8)	440,000	440,000
Due to related party (Note 7)	444,455	-
Deferred revenues	252,399	-
Accrued interest	7,545	-
Payable to shareholders (Note 7)	715,118	355,186
Other current liabilities (Note 9)	410,965	-
Total Current Liabilities	3,365,168	1,128,935

Equipment Loan Payable (Note 10)	46,961	65,449
Equipment Lease Payable (Note 11)	50,220	-
TOTAL LIABILITIES	3,462,349	1,194,384

Commitments and contingencies (Note 14)	-	-

Stockholders' Deficit
Preferred stock, $.001 par value, 20,000,000 shares authorized, 14,492,000 shares issued and outstanding at January 31, 2007 and 2,500,000 shares at January 31, 2006 (Notes 12 and 13)	14,492	2,500
Common stock, $.001 par value, 70,000,000 shares authorized, issued and outstanding 5,277,446 shares at January 31, 2007 and 3,175,000 shares at January 31, 2006 (Notes 12 and 13)	5,277	3,175
Additional paid-in capital	4,067,546	2,629,328
Deferred compensation (Note 13)	(1,392)
Accumulated Deficit	(6,146,720)	(2,870,499)
Total Stockholders' Deficit	(2,060,797)	(235,496)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$1,401,552	$958,888

See Notes to Financial Statements.

MEGA MEDIA GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended January 31,
	2007	2006

Revenues:
Advertising revenues	$3,240,069	$2,598,148
Other revenues	217,022	150,620

Total Revenues	3,457,091	2,748,768

Operating Expenses	3,007,710	2,429,830
Selling, general and administrative	3,364,633	1,917,703
Depreciation and amortization	287,204	631,796

	6,659,547	4,979,329

Net loss from operations	(3,202,456)	(2,230,561)

Other Expenses:
Interest	73,765	40,413

Net loss before tax benefit	(3,276,221)	(2,270,974)

Tax benefit	-	-

Net loss	$3,276,221)	$(2,270,974)

See Notes to Financial Statements.

MEGA MEDIA GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
	Year Ended January 31,
	2007	2006
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(3,276,221)	$(2,270,974)
Adjustments to reconcile net loss to net cash:
Depreciation and amortization	287,204	631,796
Allowance for doubtful accounts	-	13,000
Stock issued for lender's fee	10,000	-
Stock issued in exchange for lease commitments	237,189	-
Stock compensation	10,600	-
Changes in operating assets and liabilities:
(Increase) decrease in accounts receivable	84,127	(90,078)
(Increase) decrease in advances	(20,000)	17,650
(Increase) decrease in prepaid expenses	(168,203)
(Increase) decrease in other	-	(14,660)
Increase (decrease) in bank overdraft	-	(12,660)
Increase (decrease) in accounts payable	103,228	273,185
Increase (decrease) in sales tax payable	-	34
Increase (decrease) in accrued officers' compensation	379,829	-
Increase (decrease) in accrued expenses	7,545	-
Increase (decrease) in deferred revenue	252,399	-
Increase (decrease) in payroll liabilities	258,440	10,269
Total adjustments	1,442,358	828,536
NET CASH USED BY OPERATING ACTIVITIES	(1,833,863)	(1,442,438)

CASH FLOWS FROM INVESTING ACTIVITIES:
Master records	(306,676)	(298,539)
Fixed assets	(182,429)	(335,571)
Investment in Gladiator	-	(260,000)
Deposits	(42,000)	(172,486)
CASH USED BY INVESTING ACTIVITIES	(531,105)	(1,066,596)

CASH FLOWS FROM FINANCING ACTIVITIES:
Loan proceeds, net of repayments	(18,488)	1,135,559
Proceeds from issuance of debenture	410,965	-
Loans from shareholders	1,203,062	710,673
Loans from related parties	444,455	-
Sale of common stock	350,000	675,000
CASH PROVIDED BY FINANCING ACTIVITIES	2,389,994	2,521,232

NET INCREASE IN CASH	25,026	12,198

CASH: Beginning of period	12,418	220
End of period	$37,444	$12,418

Supplemental Cash Flow Information:
Cash paid during the period for income taxes	$2,275	$-
Cash paid during the period for interest	$55,937	$-
Non-cash Investing and Financing Activities:
Equipment contributed for common stock	$-	$37,877
Stock issued for Echo Broadcasting	$-	$3,666
Stock issued for lender's fee	$10,000	$-
Stock issued in exchange for lease commitments	$843,131	$-
Stock issued for conversion of loans to shareholders	$237,189	$-
Preferred stock issued for services	$11,992	$-
Capitalized lease	$69,660	$-

See Notes to Financial Statements.

MEGA MEDIA GROUP, INC. AND SUBSIDIARIES

STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)

	Preferred Stock		Common Stock		Additional	Deferred		Total Stockholders'
	($.001 par value)		($.001 par value)		Paid-In	Stock	Accumulated	Equity
	Shares	Amount	Shares	Amount	Capital	Comp	Deficit	(Deficit)

Balance February 3, 2004	-	$-	-	$ -	$ -	$-	$-	$-

Capital contribution	-	-	666,665	667	1,207,120	-	-	1,207,787

Loss for year ended January 31, 2005
	-	-	-	-	-	-	(599,525)	(599,525)

Balance January 31, 2005	-	-	666,665	667	1,207,120	-	(599,525)	608,262

Shares issued to purchase Echo Broadcasting Group, Inc

	1,833,335	1,833	1,833,335	1,833	-	-	-	3,666

Capital contribution	666,665	667	-	-	747,883	-	-	748,550

Sale of common stock	-	-	675,000	675	674,325	-	-	675,000

Loss for year ended January 31, 2006
	-	-	-	-	-	-	(2,270,974)	(2,270,974)

Balance January 31, 2006	2,500,000	2,500	3,175,000	3,175	2,629,328	-	(2,870,499)	(235,496)

Sale of common stock	-	-	620,000	620	349,380	-	-	350,000

Stock issued to pay for lender's fees
	-	-	100,000	100	9,900	-	-	10,000

Stock issued for conversion of loans to shareholders
	-	-	1,045,257	1,045	842,086	-	-	843,131

Stock issued in exchange for lease commitments
	-	-	337,189	337	236,852	-	-	237,189

Restricted stock award to officers and shareholders
	11,992,000	11,992	-	-	-	(1,392)	-	10,600

Loss for year ended January 31, 2007
	-	-	-	-	-	-	(3,276,221)	(3,276,221)

Balance January 31, 2007	14,492,000	$14,492	5,277,446	$5,277	$4,067,546	$ (1,392)	$ (6,146,720)	$ (2,060,797)

See Notes to Financial Statements.

MEGA MEDIA GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - ORGANIZATION AND NATURE OF BUSINESS

Mega Media Group, Inc. (the “Company”) was incorporated in New York State on February 3, 2004. The Company is a multi-media holding company with five wholly owned subsidiaries. The Company’s focus is mainstream entertainment and media and Russian ethnic media. The corporate headquarters is located in Brooklyn, NY.

As reflected in the accompanying combined financial statements, the Company has an accumulated deficit of $6,146,720 and $2,870,499 at January 31, 2007 and 2006 respectively that includes losses of $3,276,221 and $2,270,974 for the years ended January 31, 2007 and 2006 respectively and a working deficit of $3,090,885 and $963,754 at January 31, 2007 and 2006 respectively. The Company’s shareholders have funded the losses and cash shortfalls allowing management to develop sales and contingencies plans. The Company is also arranging for additional funding. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Management has taken the following steps to revise its operating and financial requirements, which it believes are sufficient to provide the Company with the ability to continue as a going concern. The Company is actively pursing additional funding and a potential merger or acquisition candidate and strategic partners, which would enhance stockholders’ investment. Management believes that the above actions will allow the Company to continue operations through the next fiscal year.

NOTE-2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Consolidation

The accompanying consolidated financial statements include the accounts of the Mega Media Group Inc., and its subsidiary Mega Media Film, Inc., Mega Media Studios, Inc., Mega Media Records, Inc., VSE Magazine, Inc., and Echo Broadcasting Group, Inc. All significant intercompany balances and transactions have been eliminated.

Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that effects the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the of the combined financial statements and the reported amounts of revenue and expenses during the reported period. Actual results could differ from these estimates.

Cash And Cash Equivalents

Short-term investments with an original maturity of three months or less are considered to be cash equivalents.

Depreciation and Amortization

The cost of furniture and equipment is depreciated over the estimated useful lives of the related assets. The cost of leaseholds improvements is amortized over the lesser of the length of the related lease or the estimated useful life of the assets. Depreciation is computed on a straight line basis, with lives ranging from 3 to 7 years.  Leasehold improvements are amortized over the life of the lease.

Master Records

The Company records the cost of a record master borne by the Company as an asset if the past performance and current popularity of the artist provides a sound basis for estimating that the cost will be recovered from future sales. Otherwise, that cost is charged to expense. The amount recognized as an asset is amortized over the estimated life of the recorded performance.

MEGA MEDIA GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE-2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Accounts Receivable

Accounts receivable are stated at the amount management expects to collect from outstanding balances.  Management provides for probable uncollected amounts through a charge to earnings and a credit to a allowance for bad debts based on its assessment of the current status of individual accounts.  Balances that are still outstanding after management has used reasonable collection efforts are written off through a charge to the allowance for bad debts and a credit to accounts receivable.

Revenue Recognition

The Company recognizes revenue for broadcast advertising when the commercial is broadcast and is reported, net of agency and outside sales representative commissions, in accordance with Staff Accounting Bulletin (“SAB”) No. 104, Topic 13, “Revenue Recognition, Revised and Updated.” Agency and outside sales representative commissions are calculated based on a stated percentage applied to gross billing. Generally, clients remit the gross billing amount to the agency or outside sales representative, and the agency or outside sales representative remits the gross billing, less their commission, to the Company.

Financial Instruments

Due to their short maturity, the carrying amounts of accounts and notes receivable, accounts payable, accrued liabilities, and short-term borrowings approximated their fair values at January 31, 2007 and 2006.

Income Taxes

The Company accounts for income taxes using the liability method. Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting bases and tax bases of assets and liabilities and are measured using the enacted tax rates expected to apply to taxable income in the periods in which the deferred tax asset or liability is expected to be realized or settled. Deferred tax assets are reduced by valuation allowances if the Company believes it is more likely than not that some portion or all of the asset will not be realized.

Certain Reclassifications

The Company has reclassified a portion of prior years selling, general and administrative to be included as a component of operating expenses.

Barter Transactions

The Company provides broadcast advertising time in exchange for advertising time in other media, as well as certain goods and services. The terms of the exchanges generally permit the Company to preempt such broadcast time in favor of advertisers who purchase time in exchange for cash. The Company includes the value of such exchanges in both broadcasting net revenues and station operating expenses. The valuation of barter time is based upon the fair value of the advertising time provided and goods and services received. For the years ended January 31, 2007 and 2006, barter transactions reflected in net broadcast revenue, operating expenses and selling, general and administrative expenses were approximately $153,934 and $0 respectively.

NOTE 3 – ACCOUNTS RECEIVABLE

Accounts receivable consists of the following:	January 31,	January 31,
	2007	2006
Accounts receivable-trade	$81,636	$165,763
Allowance for doubtful accounts	(13,000)	(13,000)
	$68,636	$152,763

MEGA MEDIA GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 4 – NOTE RECEIVABLE GLADIATOR

The Company has entered into a joint venture agreement with Gladiator Championship Wrestling Corp. (“Gladiator”) to stage a wrestling event in Puerto Rico. The event was originally scheduled to take place on July 16, 2005, but had to be delayed. The Company funded the event with an initial payment of $260,000 to Gladiator and under the terms of a licensing agreement received exclusive rights to distribute films, tapes, reports, books, and manuals of the event. Gladiator issued a Promissory Note to the Company payable on July 17, 2005, the day after the original date of the event. The Company is guaranteed the first $260,000 from ticket sales and is entitled to 50% of all additional profits from the event. The Company borrowed the $260,000 funding from a shareholder. Under the terms of the agreement with the Company, the shareholder is entitled to repayment of the loan from the first monies the Company receives, and the shareholder is to receive 50% of the Company’s earnings from the event after repayment of the loan. The shareholder note does not have to be repaid if the Gladiator note is not paid. For financial statement purposes the Note Receivable-Gladiator and Note Payable-Shareholder are reflected net as follows:

	January 31,	January 31,
	2007	2006
Note Receivable - Gladiator	$260,000	$260,000
Note Payable - Shareholder	(260,000)	(260,000)
	$-	$-

NOTE 5 – FIXED ASSETS

Fixed assets consist of the following:	January 31,	January 31,
	2007	2006
Equipment	$432,565	$297,862
Leasehold	309,148	230,969
Furniture	33,953	7,547
Trucks	94,288	94,288
Computer software	20,705	7,904
	890,659	638,570
Less: Accumulated depreciation	331,562	172,980
	$559,097	$465,590

NOTE 6 – INTANGIBLE ASSETS

Master records consist of the following:	January 31,	January 31,
	2007	2006
Master records	$306,676	$675,000
Less: Accumulated depreciation	-	546,379
	$306,676	$128,621

 NOTE 7 – LOANS FROM SHAREHOLDERS AND RELATED PARTY TRANSACTIONS

Shareholders have made loans to the Company and have waived any interest on the loans. The $260,000 loan used to fund the Note Receivable-Gladiator is not included here, but is described in Note 3.

At January 31, 2006 loans payable to shareholders of $355,186 mature in various amounts from July 1, 2006 to November 11, 2006 and have a stated interest rate of 9%.

On May 4th, 2006 the company entered into debt conversion agreements with the Company's shareholders according to which loans from shareholders in the amount of 1,045,257 shall be converted into shares of common stock at the conversion price of $1.00 per share. Additionally, certain shareholders have made and will be making future payments for leased equipment in the amount of $337,189.

MEGA MEDIA GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 7 – LOANS FROM SHAREHOLDERS AND RELATED PARTY TRANSACTIONS (continued)

At January 31, 2007, total loans payable to shareholders of $715,118 and due to related party of $444,455 mature in various amounts from July 1, 2007 to January 11, 2008 and have a stated interest rate of 9%.

An officer of the Company provides tax preparation and advisory services to the Company as a director of Universal Accounting Systems. The Company made payments of $2,070 to the officer as a compensation for services rendered.

Certain founding shareholders of Echo Broadcasting Group Inc. have received free advertising time on Radio VSE. The fair market value of these services was $108,345.

NOTE 8 - LOANS PAYABLE

During fiscal 2006, the Company borrowed two loans of $220,000 each, for a total of $440,000 payable on June 7, 2006. These loans have been extended for one year.

The interest rate is the UBS Prime Rate plus 5.5%.

NOTE 9 – POTENTIAL LIABILITIES

On or about August 10, 2006, Edulink, Inc., a company trading on the OTC Bulletin Board ("Edulink"), acquired all of the outstanding shares of the Company (the "Merger"), temporarily making the Company a wholly-owned subsidiary of Edulink.  As further explained below, the Merger was subsequently rescinded as if it never occurred.  Upon closing the Merger, Edulink borrowed $200,000 in August 2006 through several convertible notes with the same terms. The notes are due in August 2009, bear initial interest at 6%, default interest of 15% and were secured by all assets of the Company when the Company was still owned by Edulink.  The notes are convertible at 50% of the average of the three lowest intraday trading prices during the 20 day period prior to conversion. In addition to the notes payable, the lender received 50,000,000 warrants to purchase Edulink's common stock. The warrants have an exercise price of $.01 and expire in August 2013. The conversion cannot exceed 4.99% of the outstanding shares of common stock. The convertible notes were determined to have a compound embedded derivative consisting of the conversion option and the puts and the warrants were determined to be freestanding derivatives. During the fiscal year ending 01/31/07, interest on the notes was $5,425. As of 1/31/07, the total cost of the notes was $205,425.  Edulink also borrowed $203,400 in November 2006 through several notes with the same terms. The notes are due in November 2009, carry initial interest of 6%, default interest of 15% and were secured by all assets of the Company when the Company was still owned by Edulink.  The notes are convertible at 50% of the average of the three lowest prices during the 20 day period prior to conversion. In addition to the notes payable, the lender received 50,000,000 warrants to purchase the Edulink's common stock. The warrants have an exercise price of $.01 and expire in November 2013. The conversion cannot exceed 4.99% of the outstanding shares of common stock. The convertible notes were determined to have a compound embedded derivative consisting of the conversion option and the puts and the warrants were determined to be freestanding derivatives. During the fiscal year ending 01/31/07, interest on the notes was $2,140. As of 1/31/07, the total cost of the notes was $205,540.

MEGA MEDIA GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10 – EQUIPMENT LOANS PAYABLE

Equipment loans consist of the following:	January 31,	January 31,
	2007	2006
Raritan Bay FCU ("RBFCU")	$40,989	$50,150
Chrysler Credit ("CC")	20,896	30,223
	61,885	80,373
Less: Current portion	14,924	14,924
	$46,961	$65,449

The loan from RBFCU is payable in 72 monthly loan payments of $899 that include principal and interest at 6.75% per annum and matures on September 1, 2011.  The loan is secured by the vehicle purchased.

The loan payable CC is payable in 60 monthly payments of $782 which includes principal and interest at 6.75% per annum and matures on July 9, 2010.  The loan is secured by the truck purchased.

NOTE 11 – CAPITAL LEASE

On October 4, 2006 the Company has entered into a new lease agreement for office space, which expire on April 30, 2011. During the year ended January 31, 2007 the Company paid $8,100 in lieu of the lease. The commitments under the lease agreement mature as follows:

Year Ending January 31,
2008	$19,440
2009	19,440
2010	19,440
2011	11,340
$69,660

The leased property was capitalized as equipment by the amount of 77,760 in Oct 2006 and the related depreciation expense is 3,888 for the year January 31, 2007 ended. The principal due within one year, 19,440 is the current portion of long term debt and classified as current liability.

NOTE 12 - PREFERRED AND COMMON STOCK

During the fiscal year ended January 31, 2006:

In November and December 2005 the Company sold 675,000 of its $.001 par value common shares to unrelated investors in a private placement for $1.00 per share for proceeds of $675,000.

In November and December 2005 the Company sold 675,000 of its $.001 par value common shares to unrelated investors in a private placement for $1.00 per share for proceeds of $675,000.

The Company issued 666,665 $.001 par value preferred shares for cash and fixed assets contributed by its shareholders in the amount of $748,550.  Fixed assets of $37,877 included in the contribution were valued at cost.

In October, 2005 the Company acquired Echo Broadcasting Group, Inc. ("Echo") for 1,833,355 $.001 par value preferred shares and 1,833,355 $.001 par value common shares.  The shares issued were valued at $3,666 which approximated the historical cost of Echo.

MEGA MEDIA GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 12 - PREFERRED AND COMMON STOCK (continued)

During fiscal 2005 the Company issued 666,665 $.001 par value common shares for cash and fixed assets contributed by its founders in the amount of $1,207,787.  Fixed assets of $109,243 included in the contribution were valued at cost.

The preferred stock is convertible into common shares based upon a conversion ratio that depends upon the Company meeting various revenue and profit targets to be defined by the Board of Directors.

During the fiscal year ended January 31, 2007:

The Company sold 620,000 of its $.001 par value common shares to unrelated investors in private placements for $1.00 and $0.50 per share for proceeds of $350,000.

The Company issued 100,000 of its $.001 par value common shares to unrelated investor in consideration for the lender's fee valued at $10,000.

As discussed in Note 7, the company entered into debt conversion agreements with company's shareholders according to which all loans from shareholders in the amount of 1,045,257 shall be converted into shares of common stock at the conversion price of $1.00 per share. Additionally, certain shareholders have made and will be making future payments for leased equipment in the amount of $337,189.

NOTE 13 - STOCK-BASED COMPENSATION

The Company accounts for its employee stock-based compensation for all such compensation awarded beginning February 1, 2006 under FASB Statement No. 123R, Accounting for Stock-Based Compensation. For employee stock-based compensation awarded prior to January 1, 2006, we accounted for such compensation under Accounting Principles Board ("APB") Opinion No. 25, Accounting for Stock Issued to Employees.

In August 2006, the Company has issued 11,992,000, $.001 par value, preferred shares for past and future services performed by its officers, directors, employees and consultants. The preferred stock is convertible into common shares in 18 months after the issuance based upon a 2 to 1 conversion ratio. The shares of preferred stock have preferential treatment in case of liquidation. Each share of the preferred stock has 5 voting rights. Out of 11,992,000 preferred shares, 10,600,000 shares, with market value of $10,600, are fully vested and expensed under selling, general and administrative expenses. 1,392,000 of preferred shares, with market value of $1,392 are included in deferred compensation in the equity section of the balance sheet at January 31, 2007.

NOTE 14 - COMMITMENTS AND CONTINGENCIES

Airtime Agreement (Lease)

The Company has an agreement (the "Agreement") with Island Broadcasting Company (the "Licensee") for airtime.  Pursuant to the Agreement the Company has purchased airtime for the period November 1, 2005 to July 1, 2010.  However, after July 1, 2006 the Licensee may terminate the Agreement upon 90 days notice to the Company.  Per the Agreement the airtime is paid monthly.  During the years ended January 31, 2007 and 2006 company paid $2,143,388 and $2,072,929 for airtime respectively. Remaining commitments under the Agreement are as follows:

Year Ending January 31,
2008	$2,204,475
2009	2,314,699
2010	2,430,434
2011	1,033,181
$7,982,789

MEGA MEDIA GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 14 - COMMITMENTS AND CONTINGENCIES (continued)

Premises and Equipment

The Company has entered into lease agreements for office space and equipment, which expire at various times through April 2009. During the years ended January 31, 2007 and 2006 the Company paid $136,877 and $135,112 in rent expense respectfully. Remaining commitments under the operating leases mature as follows:

Year Ending January 31,
2008	$148,616
2009	125,762
2010	15,105
$289,483

On May 1, 2006 the Company has entered into a new lease agreement for office space, which expire on April 30, 2011. During the year ended January 31, 2007 the Company paid $135,605 in rent expense. The commitments under the lease agreement mature as follows:

Year Ending January 31,
2008	$173,040
2009	179,958
2010	187,158
2011	194,646
2012	49,134
$783,936

NOTE 15 - SEGMENT DATA

Currently the Company has three reportable segments, which it believes best reflects how the Company is currently managed – radio broadcasting, recorded music and corporate divisions. The category “other” includes audio & video recording studios, VSE magazine and other general support services and initiatives. Revenue and expenses earned and charged between segments are recorded at fair value and eliminated in consolidation.

	Radio	Recorded
	VSE	Music	Corporate	Other	Total
Revenue	$3,332,573	$88,562	$-	$35,956	$3,457,091

Direct operating expenses	2,877,593	105,251	14,266	10,600	3,007,710
Selling, general and administrative expenses	1,506,366	680,194	1,134,603	43,470	3,364,633
Depreciation and amortization	39,026	133,334	114,661	183	287,204
Interest expenses	58,338	-	15,427	-	73,765

Operating (Loss)	$(1,148,750)	$(830,217)	$(1,278,957)	$(18,297)	$(3,276,221)

MEGA MEDIA GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 16 – INCOME TAXES

Due to the Company’s net loss, there was no provision for income taxes.  The Company has net operating loss carry forwards for income tax purposes of approximately $6,100,000 at January 31, 2007, and $2,800,000 at January 31, 2006.  These carry forward losses are available to offset future taxable income, if any, and expire starting in the year 2026.  The Company’s utilization of this carry forward against future taxable income may become subject to an annual limitation due to a cumulative change in ownership of the Company of more than 50 percent.

The components of the Company’s Tax provision were as follows:	January 31,	January 31,
	2007	2006

Current income tax (benefit) expense	$(1,375,000)	$(946,000)
Deferred income tax expense (benefit)	1,375,000	946,000
	$-	$-

The reconciliation of the income tax computed at the U.S. Federal statutory rate to income tax expense for the periods ended January 31, 2007 and 2006:

	January 31,	January 31,
	2007	2006

Tax expense (benefit) at Federal rate (34%)	$(1,088,000)	$(748,000)
State and local income tax, net of Federal benefit	(287,000)	(198,000)
Change in valuation allowance	1,375,000	946,000
Net income tax (benefit) allowance	$-	$-

Deferred income taxes reflect the net income tax effect of temporary differences between the carrying amounts of the assets and liabilities for financial reporting purposes and amounts used for income taxes.  The Company’s deferred income tax assets and liabilities consist of the following:

Deferred tax asset:	January 31,	January 31,
	2007	2006

Net operating loss carry forward	$2,575,000	$1,200,000
Valuation allowance	(2,575,000)	(1,200,000)
Net deferred tax assets	$-	$-

The Company recognized no income tax benefit for the loss generated for the periods through January 31, 2007.

SFAS No. 109 requires that a valuation allowance be provided if it is more likely than not that some portion or all of a deferred tax asset will not be realized.  The Company’s ability to realize the benefit of its deferred tax asset will depend on the generation of future taxable income.  Because the Company has yet to recognize significant revenue from the sale of its products, it believes that the full valuation allowance should be provided.